Exhibit 10.15
FLOWERS FOODS, INC.
DEFERRED SHARES AGREEMENT FOR DIRECTORS
(ANNUAL EQUITY COMPENSATION GRANT)
     This AGREEMENT (the “Agreement”) is made as of the 8th day of June, 2010 (the “Date of Grant”), between FLOWERS FOODS, INC., a Georgia corporation (the “Company”) and ______________ (the “Grantee”).
     1.     Grant of Deferred Shares. Subject to, and upon the terms, conditions and restrictions set forth in this Agreement and in the Company’s 2001 Equity and Performance Incentive Plan (the “Plan”), the Company hereby grants to the Grantee as of the Date of Grant 4,020 shares of Deferred Stock (“Deferred Shares”). The Deferred Shares shall be fully paid and nonassessable and shall be represented by a certificate registered in the name of the Grantee and issued at the time of delivery provided below.
     2.     Restrictions on Transfer of Deferred Shares. The right to receive Deferred Shares may not be sold, pledged, exchanged or otherwise encumbered or disposed of by the Grantee.
     3.     Delivery of Deferred Shares. The Deferred Shares shall be delivered to the Grantee (or the Grantee’s designated Beneficiary, in the event of death) no later than thirty (30) days following the applicable date:
     (a)     If the Grantee does not elect pursuant to (b) below to defer the delivery of the Deferred Shares to a later a date, the first anniversary of the Date of Grant so long as the Grantee remains a Director of the Company (or is on an approved leave of absence) until said date, or, if earlier, the Grantee’s separation from service as a Director of the Company as a consequence of separation from service after a Change in Control;
     (b)     If the Grantee elects to defer delivery of the Deferred Shares, (i) the Grantee’s attainment of a specified age, (ii) upon a date certain or (iii) upon separation from service as a Director of the Company (including Retirement), but in each case only if later than the first anniversary of the Date of Grant (all as specified in the election form signed by the Grantee and the Company, a copy of which is attached to this Agreement); or
     (c)     Notwithstanding the provisions of subsections 3(a) and 3(b), upon the Grantee’s separation from service as a Director of the Company as a result of the Grantee’s death or Disability;
provided, however, that in the case of a Grantee who is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), such delivery shall be delayed in any event until the earlier of (i) the first business day of the seventh month following the date of the Grantee’s “separation from service” (within the meaning of Section 409A of the Code), or (ii) the Grantee’s death.

     4.     Forfeiture. If the Grantee’s separation from service as a Director of the Company (other than as a result of death, Disability or termination after a Change in Control) occurs prior to the first anniversary of the Date of Grant, the Grantee will forfeit the Deferred Shares.
     5.     Dividend, Voting and Other Rights. Until delivery of the Deferred Shares to the Grantee pursuant to Section 3, the Grantee shall have none of the rights of a shareholder of the Company, except that a notional cash account for the Grantee shall be credited with an amount equal to any cash dividends paid with respect to the number of Deferred Shares, which shall be subject to the same restrictions as the Deferred Shares, and will be distributed in cash, without interest upon the issuance or delivery of the Deferred Shares. The number of Deferred Shares to which the Grantee has a right hereunder shall be appropriately adjusted, however, as are any other outstanding Common Shares, or appropriate alternative consideration for the Deferred Shares shall be substituted, in the event of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or other event referred to in Section 11 of the Plan.
     6.     Taxes and Withholding. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the issuance or delivery of the Deferred Shares or Common Shares or other securities or cash pursuant to this Agreement, the Grantee shall pay the tax in cash or make provisions that are satisfactory to the Company for the payment thereof.
     7.     Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Deferred Shares or Common Shares or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
     8.     Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering Employees, Officers or Directors of the Company, unless and to the extent specifically required by the terms of said plan.
     9.     Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.
     10.     Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     11.     Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. Throughout this Agreement, the use of the masculine pronoun shall be deemed to include the feminine pronoun, and the singular shall be deemed to include the plural and the plural to include the singular, as appropriate.
     12.     Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Georgia.
     13.     Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent.
     14.     Data Protection. By signing below, the Grantee consents that the Company may process the Grantee’s personal data, including name, Social Security number, address and number of Deferred Shares (“Data”) exclusively for the purpose of performing this Agreement, in particular in connection with the Deferred Shares awarded to the Grantee. For this purpose the Data may also be disclosed to and processed by companies outside the Company, e.g., banks involved.
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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

FLOWERS FOODS, INC.
By:

     The undersigned Grantee hereby (i) acknowledges receipt of an executed original of this Agreement and (ii) accepts the right to receive the shares of Common Stock or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Director

Date:

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